Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crown Castle International Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-163843 and No. 333-181715) of Crown Castle International Corp. of our report dated June 27, 2012 relating to the financial statements of Crown Castle International Corp. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

June 27, 2012

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